Exhibit 12.3
Certification Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report on Form 20-F of Rogers Cable Inc., a corporation organized under the laws of Ontario (the “Company”) for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:
     1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 8, 2006	/s/ Edward S. Rogers
Edward S. Rogers
Vice Chairman

Dated: March 8, 2006	/s/ Alan D. Horn
Alan D. Horn
Vice President